UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 19, 2006

(Date of Report (date of earliest event reported))

Jackson Hewitt Tax Service Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-32215	20-0779692
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

3 Sylvan Way Parsippany, New Jersey	07054
(Address of principal executive office)	(Zip Code)

(973) 630-1040

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 19, 2006, the Compensation Committee of the Board of Directors of Jackson Hewitt Tax Service Inc. (the “Company”) approved the following compensation arrangements for persons (“Executive Officers”) who are expected to be listed as the named executive officers in the Summary Compensation Table in the Company’s Proxy Statement for its 2006 Annual Meeting of Shareholders.

Annual Incentive Compensation Earned in Fiscal 2006

Annual incentive compensation awards were approved for the Company’s Executive Officers under the Company’s fiscal 2006 Bonus Plan (the “Program”). The awards under the Program were based upon the attainment of pre-established performance goals for fiscal 2006. The amounts of the awards are as follows:

Name and Position	Program Award
Michael D. Lister, Chairman of the Board of Directors, Chief Executive Officer and President	$1,440,000
Mark L. Heimbouch, Executive Vice President, Chief Financial Officer and Treasurer	$552,584
Steven L. Barnett, Executive Vice President, General Counsel and Secretary	$524,002

Discretionary Compensation Earned in Fiscal 2006

Discretionary bonus awards for fiscal 2006 performance were approved for the following Executive Officers in the following amounts:

Name and Position	Discretionary Bonus
Mark L. Heimbouch, Executive Vice President, Chief Financial Officer and Treasurer	$250,000
Steven L. Barnett, Executive Vice President, General Counsel and Secretary	$250,000

Fiscal 2007 Base Salary Increases

Annual base salaries for fiscal 2007 were approved in the following amounts:

Name and Position	Fiscal 2007
Michael D. Lister, Chairman of the Board of Directors, Chief Executive Officer and President	$440,000
Mark L. Heimbouch, Executive Vice President, Chief Financial Officer and Treasurer	$320,000
Steven L. Barnett, Executive Vice President, General Counsel and Secretary	$305,000

Other Compensation Information

Additional information concerning the compensation paid to the Company’s Executive Officers for fiscal 2006 will be included in the Proxy Statement for the Company’s 2006 Annual Meeting of Shareholders. The Proxy Statement is expected to be filed with the Securities and Exchange Commission in August 2006.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSON HEWITT TAX SERVICE INC.

By:	/s/ Mark L. Heimbouch
Mark L. Heimbouch
Executive Vice President and Chief Financial Officer

Date: June 23, 2006

3